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                                                                       EXHIBIT 5

                               September 30, 2003

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974

Ladies and Gentlemen:

      I am the Senior Vice President, General Counsel and Secretary of Lucent Technologies Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

      The Registration Statement relates to: (i) one or more series of debt securities of the Company (the "Debt Securities"); (ii) one or more series of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"); (iii) shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"); (iv) warrants to purchase Debt Securities or shares of Common Stock or Preferred Stock (the "Warrants"); (v) the Company's stock purchase contracts (the "Stock Purchase Contracts"); and (vi) the Company's stock purchase units, consisting of Stock Purchase Contracts and Debt Securities, Preferred Stock or debt obligations of third parties (the "Stock Purchase Units" and collectively with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Stock Purchase Contracts, the "Offered Securities"). The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

      The Debt Securities will be issued under an Indenture in the form of
Exhibit 4.5 to the Registration Statement (the "Indenture") to be executed by the Company and The Bank of New York, as Trustee (the "Trustee"). The Preferred Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") relating to a particular series of Preferred Stock. The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") relating to a particular Warrant. Each Stock Purchase Contract will be issued pursuant to a purchase contract agreement (the "Purchase Agreement") relating to particular Stock Purchase Contracts.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with the foregoing, I or attorneys on my staff have examined
(a) the form of Indenture attached as Exhibit 4.5 to the Registration Statement and (b) originals or copies, identified to my satisfaction, of such documents, corporate records, instruments and other relevant materials as I have deemed advisable. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as copies, and the authenticity of the originals of such copies. In addition, I have relied upon certificates of public officials, of officers and representatives of the Company, and have made such examination of statutes and decisions and reviewed such questions of law as I have considered necessary or appropriate.

      Based on the foregoing, I am of the following opinion:

      (1) The Company is duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

      (2) With respect to the Debt Securities registered under the Registration Statement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended and (iv) either the Debt Securities shall have been (A) duly authorized, executed, authenticated and delivered against payment therefor or
(B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Debt Securities and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, the Debt Securities shall constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is
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considered in a proceeding in equity or at law).

      (3) With respect to shares of the Preferred Stock registered under the Registration Statement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have complied with and (iii) either the Preferred Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Preferred Stock and the Company shall have received any additional consideration which is payable upon such conversion or exchange, the Preferred Stock will be validly issued, fully paid and non-assessable.

      (4) With respect to shares of Common Stock registered under the Registration Statement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with and (iii) either the Common Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock, which by their respective terms, are convertible into or exchangeable for shares of Common Stock, and the Company shall have received any additional consideration which is payable upon such conversion or exchange, the Common Stock shall be validly issued, fully paid and non-assessable.

      (5) With respect to the Warrants registered under the Registration Statement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Warrant Agreement shall have executed and delivered by the Company and a warrant agent and (iv) the Warrants shall have been duly authorized, executed and delivered against payment therefor, the Warrants shall constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (6) With respect to the Stock Purchase Contracts registered under the Registration Statement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Purchase Agreement shall have executed and delivered by the Company and an agent and (iv) the Stock Purchase Contracts shall have been duly authorized, executed and delivered against payment therefor, the Stock Purchase Contracts shall constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

      I am admitted to practice in the State of New York and the District of Columbia, and I express no opinion as to matters governed by any laws other than the laws of the State of New York, the Corporate Law of the State of Delaware and the Federal laws of the United States of America.

      I consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the prospectus that forms a part of the Registration Statement. In granting my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                               Very truly yours,



                               /s/ Richard J. Rawson
                               ---------------------
                               Richard J. Rawson
                               Senior Vice President, General
                               Counsel and Secretary


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